UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 5, 2005

CNL Income Fund II, Ltd.

(Exact name of registrant as specified in its charter)

Florida	0-16824	59-2733859
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 South Orange Avenue Orlando, Florida	32801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(407) 540-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Information.

On January 5, 2005, Robert Lewis and Sutter Acquisition Fund, LLC, two limited partners in several CNL Income Funds, filed a purported class action lawsuit on behalf of the limited partners of the 18 CNL Income Funds against CNL Restaurant Properties, Inc. (“CNLRP”), U.S. Restaurant Properties, Inc. (”USRP”), the 18 CNL Income Funds, the general partners of the 18 CNL Income Funds, CNL Restaurant Investments, Inc. and CNL Restaurant Capital Corp. in the State District Court of Dallas County, Texas (Cause No. 05-00083). The complaint alleges that the general partners of the CNL Income Funds breached their fiduciary duties in connection with the proposed mergers between the CNL Income Funds and subsidiaries of the operating partnership of USRP and that CNLRP and USRP aided and abetted such alleged breaches of fiduciary duties. The complaint further alleges that the general partners violated provisions of the CNL Income Fund partnership agreements and demands an accounting as to the CNL Income Funds. The plaintiffs are seeking unspecified compensatory and exemplary damages and equitable relief, including a judgment enjoining the mergers.

The general partners believe that the lawsuit and the request for class certification are without merit and intend to defend vigorously against such claims.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNL INCOME FUND II, LTD.

By:	CNL REALTY CORPORATION
General Partner

	By:	/s/ Robert A. Bourne
Robert A. Bourne
President and Chief Executive Officer

Dated: January 12, 2005